                                                                    EXHIBIT 1.11


                            ARTICLES OF INCORPORATION

                                       of

                           SHOE CORPORATION OF AMERICA


         The undersigned, a majority of whom are citizens of the United States of America, desiring to form a corporation for profit under the General Corporation Law of Ohio do hereby certify:

         FIRST:     The name of said corporation shall be

                    SHOE CORPORATION OF AMERICA

         SECOND:    The place in Ohio where its principal office is to be
located is Columbus, in Franklin County, 43215.

         THIRD:     The purpose or purposes for which it is formed are:

         1. To buy, sell and otherwise deal in all kinds of footwear, hosiery, gloves, handbags, leather and rubber goods and related articles and accessories and like products of every kind and description.

         2. To do all acts requisite or proper to qualify under the laws of, domicile the Corporation in, and to do business in any other state, territory, District of Columbia, or dependency.

         3. In general to have and exercise all rights, powers and privileges which are now or may hereafter be conferred upon corporations by the State of Ohio.

         It is the intention that the purposes specified in the foregoing clauses shall be, and shall be construed as, powers as well as purposes.

         FOURTH:    The authorized number of shares of the Corporation is One
Hundred (100) all of which shall be common shares without par value.
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         FIFTH:     The amount of capital with which the Corporation will begin business is Five Hundred and no/100 Dollars ($500.00).

         SIXTH:     In addition to any rights conferred upon it by statute, the
Corporation shall have the right to amend these Articles to the extent permitted by law.

         IN WITNESS WHEREOF, we have hereunto subscribed our names, this 26th day of May, 1969.




                                             /s/ Cletus J. Corbett
                                             -----------------------------------
                                                    Cletus J. Corbett


                                             /s/ Stephen J. Jelin
                                             -----------------------------------
                                                    Stephen J. Jelin


                                             /s/ Joseph E. Andres
                                             -----------------------------------
                                                    Joseph E. Andres
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                          ORIGINAL APPOINTMENT OF AGENT

         KNOW ALL MAN BY THESE PRESENTS, That Joseph E. Andres of 35 North Fourth Street, in Columbus, Franklin County, Ohio 43215, a natural person and resident of said county, being the county in which the principal office of SHOE CORPORATION OF AMERICA is located, is hereby appointed as the person on whom process, tax notices and demands against said SHOE CORPORATION OF AMERICA may be served.

                                        SHOE CORPORATION OF AMERICA


                                          /s/ Cletus J. Corbett
                                          --------------------------------------
                                                 Cletus J. Corbett


                                          /s/ Stephen J. Jelin
                                          --------------------------------------
                                                 Stephen J. Jelin


                                          /s/ Joseph E. Andres
                                          --------------------------------------
                                                 Joseph E. Andres



                                                 Columbus, Ohio 43215

                                                 May 26, 1969


SHOE CORPORATION OF AMERICA

Columbus, Ohio 43215

         Gentlemen: I hereby accept the appointment as the representative of your Company upon whom process, tax notices, or demands may be served.


                                             /s/ Joseph E. Andres
                                             -----------------------------------
                                                     Joseph E. Andres
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                                                             Charter # 384575
                                                                       ---------
                                                           Approved by AT
                                                                       ---------
                                                                  Date 5-3-86
                                                                       ---------
                                                                 Fee $ 35
                                                                       ---------



                            CERTIFICATE OF AMENDMENT
                                (BY SHAREHOLDERS)
                       TO THE ARTICLES OF INCORPORATION OF


                   Shoe Corporation of America
- --------------------------------------------------------------------------------
                              (Name of Corporation)

                                             () Chairman of the Board
      Stephen A. Feldman    , who is         () President           (check one),
- ----------------------------                 (x) Vice President

and   William K. Friend     , who is         (x) Secretary          (check one)
    ------------------------                 () Assistant Secretary

of the above named Ohio corporation for profit with its principal location at Columbus, Ohio do hereby certify that: (check the appropriate box and complete the appropriate statements)

         a meeting of the shareholders was duly called and held on             ,
   --- 19 , at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of
         shares entitling them to exercise      % of the voting power of the
         corporation,
    x    in a writing signed by all of the shareholders who would be
   ---
         entitled to a notice of a meeting held for that purpose,
   ---

the following resolution was adopted to amend the articles:

    "RESOLVED that Article First of the Articles of Incorporation be amended to read:

         "FIRST:    The name of said corporation shall be FRANDO CORP."

    IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 29th day of April 1986.

                         x    /s/ Stephen A. Feldman
                         -------------------------------------------------------
                                                          (Vice President)

                         x    /s/ William K. Friend
                         -------------------------------------------------------
                                                          (Secretary)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.
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                            CERTIFICATE OF AMENDMENT
               BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF


                                  FRANDO CORP.
- --------------------------------------------------------------------------------
                               Name of Corporation


                               William K. Friend
- --------------------------------------------------------------------------------


         / / Chairman of the Board     / / President     /X/ Vice President

and                           Joseph E. Andres
    ----------------------------------------------------------------------------

         / / Secretary                /X/ Assistant Secretary (Please check one)
of the above named Ohio corporation organized for profit does hereby certify that: Please check the appropriate box and complete the appropriate statements.

/ /      a meeting of the shareholders was duly called for the purpose of
         accepting this amendment and held on             , 19   at which
         meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling
         them to exercise     % of the voting power of the corporation.

/X/ in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

                  RESOLVED that Article First of the Articles of Incorporation be amended to read:

                  "FIRST:     The name of said corporation shall be
                                   HDS TRANSPORT, INC."

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 30th day of March, 1994.
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By    /s/ William K. Friend                   By     /s/ Joseph E. Andres
   -----------------------------------           -------------------------------
   Chairman, President, Vice President           Secretary, Assistant Secretary

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES, TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE